Exhibit 4.11

Contract No. ADT:04229/24
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

18th ADDENDUM TO THE EQUIPMENT SUPPLY AGREEMENT
By this private instrument, the Parties identified below, on one side:
NET+PHONE TELECOMUNICAÇÕES LTDA., a limited liability company, with current headquarters at Avenida Caminho do Mar, No. 3.115, Block C, Upper Floor, Part A, in the city of São Bernardo do Campo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein represented in accordance with its Bylaws, hereinafter referred to as “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, 1384, 1st to 10th floors, hall and mezzanine, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein represented in accordance with its Bylaws, hereinafter simply referred to as “CLIENT 2”, and CLIENT 1 and CLIENT 2, together, also referred to simply as “CLIENTS”; and, on the other side:
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA., a limited liability company, headquartered at Rua Santa Mônica, No. 281, Block A, in the City of Cotia, State of São Paulo, ZIP Code 06.715-865, registered with the CNPJ/MF under No. [*****], herein represented in accordance with its Articles of Association, hereinafter simply referred to as “TRANSIRE SERVIÇOS”;
TEC TOY S.A., a corporation headquartered at Avenida Ministro Mario Andreazza, No. 4.120, Distrito Industrial I, in the city of Manaus, State of Amazonas, ZIP Code 69075-830, registered with the CNPJ/MF under No. [*****], with a branch located at (i) Rua Santa Mônica, 281, Block D, Parque Industrial San Jose, in the city of Cotia, State of São Paulo, ZIP Code 06715-865, registered with the CNPJ/MF under No. [*****], herein represented in accordance with its Bylaws, hereinafter referred to simply as “TEC TOY”; and
VICTUM SERVIÇOS S.A., a closely held corporation, with current headquarters at Avenida Mario Ypiranga, No. 315, Room 1601, Ed. The O, Adrianópolis, in the City of Manaus, State of Amazonas, ZIP Code 69.057-000, registered with the CNPJ/MF under No. [*****], herein represented in accordance with its Bylaws, hereinafter referred to simply as “VICTUM”.
TRANSIRE SERVIÇOS, TEC TOY, and VICTUM are hereinafter referred to jointly as the CONTRACTED PARTIES or SUPPLIERS.
CLIENT 1, CLIENT 2, TRANSIRE SERVIÇOS, TEC TOY, and VICTUM are hereinafter also referred to individually as “Party” and jointly as “Parties”.

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WHEREAS:
(i)The Parties entered into the Equipment Supply Agreement (“Agreement”) on June 26, 2014; subsequently amended on October 21, 2014; July 3, 2015; October 8, 2015; May 20, 2016; December 9, 2016; February 6, 2017; August 25, 2017; November 5, 2019; October 1, 2020; July 20, 2021; March 18, 2022; May 16, 2022; May 23, 2022; September 27, 2022; October 25, 2022; August 4, 2022 and December 29, 2022; and
(ii)The Parties wish to revise certain conditions contained in the Agreement.
The Parties have mutually agreed to execute this 18th Addendum to the Equipment Supply Agreement (“Addendum”), under the following terms and conditions:
1.AMENDMENTS
1.1.The Parties agree to adjust the conditions related to the Maintenance and Repair of the EQUIPMENT, with Annex I of the Agreement henceforth being replaced by Annex I of this Addendum.
1.2.As a result of the adjustment made to Annex I, as mentioned above, the Parties agree to amend clause 3.1.3 of the Agreement, which shall read as follows:
“3.1.3. The SUPPLIERS undertake to repair EQUIPMENT with manufacturing defects within a period of up to [*****] business days, as described in Annex I.”
1.3.The Parties also agree to amend clause 3.2 and its respective subclauses 3.2.1 and 3.2.2 of the Agreement, which correspond to the obligations of the SUPPLIERS related to the discontinuation of EQUIPMENT, and which shall read as follows:
“3.2. Throughout the term of this AGREEMENT, the SUPPLIERS shall ensure the continued manufacturing and availability to the CLIENTS of the models of EQUIPMENT subject to the supply herein contracted, without changes to their characteristics and/or any of their internal components, such as modem, antennas, display, battery, processors, and memory, among others.
3.2.1. The discontinuation of the manufacturing and/or availability of any EQUIPMENT model subject to this supply, as well as the alteration of any of its characteristics and/or internal components, shall require prior notice to the CLIENTS at least [*****] days in advance, and in such case, the SUPPLIERS shall be required to:
(i)bear in full (a) all costs of obtaining the certifications indicated in clauses 4.1 and 4.2 and required for the new EQUIPMENT model that replaces the discontinued model or whose characteristics and/or internal components are altered, in addition to (b) other development and homologation costs specific to the CLIENTS;
(i.i) under no circumstances shall the SUPPLIERS be responsible for costs or expenses related solely and exclusively to the CLIENTS’ software, including failures unrelated to component changes.

Contract No. ADT:04229/24
(ii)maintain and make available to the CLIENTS an incremental stock of EQUIPMENT of the discontinued model or the model whose characteristics and/or internal components are altered, ensuring continued supply of said EQUIPMENT to the CLIENTS for a minimum period of [*****] days and until the new model is available for delivery, with all certifications mentioned above and in compliance with all other conditions provided for in this AGREEMENT.”
1.4.Furthermore, the Parties agree to amend CLAUSE 4 – Certifications of the Agreement, which shall now read as follows:
"CLAUSE 4 – Certifications
4.1.    The SUPPLIERS guarantee that their EQUIPMENT has all required certifications for contact and contactless cards, including the following:
•EMV;
•PCI;
•ABECS;
•ANATEL;
•PAYPASS;
•PAYWAVE;
•VISA READY.
4.1.1.    The SUPPLIERS shall keep on hand the supporting documentation for the above certifications, committing to provide the CLIENTS with copies within [*****] days from the date of request.
4.2.    Any hardware adaptations may be subject to additional charges or fees by the SUPPLIERS depending on the complexity of such adaptations, to be defined by mutual agreement between the Parties.
4.3.    The SUPPLIERS shall be responsible for selecting, upon CLIENTS’ approval, directly contracting and paying the laboratories for technical qualification, brand certification, and communication testing (e.g., CPqD, Eldorado, Argotechno, UL), as per the release schedule established by the CLIENTS for the new EQUIPMENT and/or new component.
4.3.1.    Failure to contract or meet the deadline established by the Parties will result in delayed approval for the purchase of the affected EQUIPMENT.
4.3.2.    Delays will only be considered valid due to proven external factors beyond the SUPPLIERS’ responsibility and/or control.
4.3.3.    The CLIENTS commit to provide the test scripts/booklets and the necessary support until the certification project is concluded.
4.3.4.    The direct contracting of laboratories by the SUPPLIERS also includes terminals used by the CLIENTS’ business partners and integrators, upon prior alignment between the Parties.

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4.4.     The SUPPLIERS commit to resolving hardware issues and/or defects within [*****] days for a temporary solution and up to [*****] days for a final resolution.
4.4.1.Failure to comply with the deadline established in clause 4.4 above will impact the definition of purchase orders for EQUIPMENT of the same product technology until the issue is fully and definitively corrected, whether or not such orders relate to the problematic EQUIPMENT. "
1.5.    It is also agreed between the Parties to include CLAUSE 15 – Bonuses in the Agreement, which shall now read as follows:
"CLAUSE 15 – Bonus
15.1.    The Parties agree, by mutual consent, on the payment by the SUPPLIERS to the CLIENTS of a bonus in the amount equivalent to [*****] of the total value of EQUIPMENT purchases made by the CLIENTS, limited to [*****], consisting of spare parts delivered in 2024 and a residual balance of [*****], to be delivered starting in July 2025.
15.1.1.    To comply with the provision in item 15.1, the CLIENTS shall have a period of [*****] months from the signing of the Purchase Order to request the intended use of the bonus values.
15.2.    The bonus mentioned above may be used, at the sole and exclusive discretion of the CLIENTS, for any of the following purposes:
15.2.1.    Purchase or payment of cables, chargers, mini docks, covers, batteries, and any other items charged separately by the SUPPLIERS; and/or
15.2.2.    Payment of up to [*****] of monthly invoices for maintenance and/or repair services; and/or
15.2.3.    To subsidize the development team funded by the CLIENTS and used for activities related to the EQUIPMENT and payment solutions implemented in them, as well as general improvements that are identified and intended to be adjusted/implemented.
15.2.4.    To comply with item 15.2.1, a forecast for each required spare part must be sent, and delivery will be subject to the supply SLA for the parts, which is [*****] months from the request."
15.3.    Any new bonuses must be agreed upon by the PARTIES and formalized in a separate instrument to this addendum.

Contract No. ADT:04229/24
1.6.    Finally, the Parties agree to include clauses 14.13 to the Agreement, which shall read as follows:
“14.13. Combatting and preventing corruption and money laundering: The CONTRACTED PARTIES declare, on their own behalf and on behalf of their Representatives, as defined below, that they act in compliance with all laws, regulations, manuals, policies and any provisions related to the combat and prevention of corruption and money laundering, including but not limited to: (i) applicable Brazilian legislation, (ii) Foreign Corrupt Practices Act (“FCPA”), and (iii) international conventions and pacts to which Brazil is a signatory.
14.13.1. Representatives. For the purposes of this Clause, “Representatives” shall mean all individuals belonging to their economic groups, partners, administrators, directors, board members, partners, attorneys-in-fact, advisors, consultants, employees, agents, subcontractors or any third parties directly or indirectly related to the CONTRACTED PARTIES, as well as any person, individual or legal entity, including those who directly or indirectly exercise control over such legal entity, as well as their parent companies, subsidiaries, affiliates, related companies and companies under common control, as defined by Law No. 6.404/1976.
14.14.    The CONTRACTED PARTIES declare that they have not carried out, are not carrying out and will not carry out any acts or practices that, directly or indirectly, involve offering, promising, bribing, extortion, authorization, solicitation, acceptance, payment, delivery or any other act related to an undue pecuniary advantage or any other illegal favor inconsistent with the aforementioned applicable legislation.
14.15.    The CONTRACTED PARTIES undertake to inform and train all their Representatives on the provisions set out in this Clause and on practices involving the combat and prevention of corruption and money laundering, and to implement, if not already implemented, policies, conduct and rules consistent with the practices established herein.
14.16.    The CONTRACTED PARTIES undertake to inform the CLIENTS if any of their Representatives have held or currently hold a position as a Public Authority, as defined below, as well as any family or close personal relationships of their Representatives with Public Authorities.
14.16.1.    Public Authority. For the purposes of this Clause, “Public Authority” shall include, but not be limited to, any person, agent, employee or third party carrying out activities in departments, institutions, associations, entities or agencies of the direct or indirect public administration, as well as any employee, relative, family member or closely related person.

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14.17.    Non-compliance with the provisions set out herein by the CONTRACTED PARTIES or their Representatives shall be considered a serious breach and may result in contractual termination by the CLIENTS, who may, at their sole discretion, automatically suspend the fulfillment of obligations arising from this Agreement and the Contract. Violation of this clause by the CONTRACTED PARTIES or their Representatives shall also result in the obligation to compensate the CLIENTS for any losses and damages caused.
14.18.    The CONTRACTED PARTIES agree that the CLIENTS may, at their sole discretion, audit the CONTRACTED PARTIES regarding any information and/or documents in order to verify compliance with the provisions of this Clause. The audit mentioned herein may be carried out by the CLIENTS or a third party appointed and paid by them, and the SUPPLIERS must ensure full and unrestricted access to all relevant documents at all times.
14.19.    The CONTRACTED PARTIES undertake to immediately inform the CLIENTS in the event of any violation, suspected violation or any irregular situation that arises contrary to Brazilian legislation regarding the combat and prevention of money laundering and corruption, as well as international agreements and conventions regulating the matter.
14.20.    The Parties undertake, on their own behalf and on behalf of their directors, board members, employees and/or representatives de facto and de jure, to comply with Brazilian laws and faithfully commit not to perform any act, directly or indirectly, that may constitute corruption or a harmful act against the national or foreign public administration, as provided in Article 5 of Federal Law No. 12.846/2013, such as offering promises and/or undue payments, gratuities, gifts, or any direct or indirect advantage to public agents, state employees at any level, political parties and their employees, as well as agents or employees of foreign public administration. Non-compliance with any Anti-Corruption Laws by either Party shall be considered a serious breach and shall entitle the innocent Party to immediately terminate the current agreements. Without prejudice to immediate termination, any violation of Anti-Corruption Laws brought to the attention of either Party shall entitle the innocent Party to suspend and withhold all payments related to the current agreements in order to recover any losses incurred.
14.20.1.    The innocent Party shall not be liable for any actions and/or omissions of any nature, losses and damages, or loss of profits arising from or related to the breach of any anti-corruption laws attributable to the breaching Party, including its directors, board members, employees and/or representatives. The breaching Party shall indemnify and hold harmless the innocent Party and/or its directors, board members, employees and/or representatives from any loss, claim, fine, cost or any expenses incurred by the innocent Party arising from any violation covered in this Clause. Without prejudice to applicable legal measures, the Parties acknowledge and agree that they shall provide relevant data and information, when requested by the competent authorities, in the event of any investigation aimed at verifying violations of the anti-corruption laws applicable to this instrument.

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14.21.    Compliance with sector-specific regulations. It is agreed between the Parties that, in the event of a change in the legislation or regulation applicable to the CLIENTS that directly impacts the subject matter of this Contract, the Parties shall in good faith negotiate the necessary adjustments to the Contract and, if it is not possible to adapt this instrument to the applicable legislation or regulation, the CLIENTS may terminate the Contract without any charges, penalties or fines, upon prior notice to the Parties.”
2.    RATIFICATION
2.1.    This instrument shall take effect as of the date of its signing and its term shall be limited to the equipment acquired in the 2024 Readers RFP.
2.2.    The Parties ratify all other terms and conditions of the Contract, making it clear that the terms and clauses not expressly amended by this Instrument remain unchanged and in full force.
Being thus agreed and contracted, the Parties sign this instrument electronically and, in accordance with Article 10, paragraph 2 of Provisional Measure 2.200-2/2001, the Parties acknowledge, pursuant to Article 219 of the Civil Code, the integrity, validity and effectiveness of this Addendum in digital form and/or formalized by the Parties through electronic certificates, even if such certificates are not issued by ICP-Brasil (for example, through the upload and existence of this Addendum, as well as the affixing of the respective digital signatures, on the DocuSign platform (https://account.docusign.com)). The Parties also agree that this Addendum shall be considered valid and dated as of the date established herein, which is the date on which the Parties so agreed, regardless of the fact that the digital/electronic signature formalization may be completed on a different date(s) by one or more Parties.
São Paulo, March 25, 2025.

Contract No. ADT:04229/24
/s/ Artur Gaulke Schunck
NET + PHONE TELECOMUNICAÇÕES LTDA.
/s/ Renato Bertozzo Duarte
NET + PHONE TELECOMUNICAÇÕES LTDA.
/s/ Artur Gaulke Schunck
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
/s/ Renato Bertozzo Duarte
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
/s/ Klaus Gottsfritz
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA.
/s/ Valdeni Rodrigues de Novaes
/s/ Pedro Pedroso
TEC TOY S.A.
/s/ Klaus Gottsfritz
/s/ Flávio Gonçalves
VICTUM SERVIÇOS S.A.
Witnesses:
1./s/ Jackson Tatsuo Takemasa
CPF: [*****]
2./s/ Mario Calcagnini
CPF: [*****]

Contract No. ADT:04229/24
ANNEX I
EQUIPMENT MAINTENANCE and WARRANTY in Laboratory between SUPPLIERS and CLIENTS.
1– WARRANTY
1.1– The warranty for the EQUIPMENT purchased by the CLIENTS will be [*****], starting from the date of delivery, and will cover any and all issues found in the EQUIPMENT, such as manufacturing defects. Damage caused by proven misuse of the EQUIPMENT will not be covered. In the event of an epidemic issue, proven to be manufacturing-related, TEC TOY S.A. will be responsible for the additional logistical costs, including, but not limited to, field replacement.
1.2– The repair of EQUIPMENT with manufacturing defects (over-the-counter), without cosmetic repair, carried out during the warranty period, will exempt the value charged for the repair service.
1.3– The value charged for the repair service of the EQUIPMENT is defined by the amounts in the table in clause 2.1 below of this Annex I.
1.4– No charge will be applied for issues found to be manufacturing defects, which include: (i) EQUIPMENT found with a Tamper issue without identification of misuse, upon verification by a report; (ii) EQUIPMENT that does not function or power on without identification of misuse, upon verification by a report; (iii) Keyboard, chip reader, and other components of the EQUIPMENT not functioning correctly, without identification of misuse, upon verification by a report; (iv) Other defects found to be the fault of the SUPPLIERS, provided they are validated by the SUPPLIERS through a quality report.
1.5– Charges will apply for maintenance on EQUIPMENT that shows: (i) signs of tampering or technical intervention by third parties; (ii) signs of “semi-destruction” such as vandalism, terminal damaged by fall (broken casing), wet EQUIPMENT, electrical discharges with carbonization; natural events (limited to saltwater and heatwaves). In all these cases, the terminals will be returned without repair; (iii) problems proven to be related to the EQUIPMENT's application/software; (iv) replacement items such as cables, chargers, mini bases, covers, and external batteries, which will be charged separately.
1.6 – In case of exercise of the warranty as established here, the SUPPLIERS must provide an additional warranty of [*****] days after the availability of the repaired EQUIPMENT.
1.7– For all models of EQUIPMENT, the warranty for the external battery will be [*****] months, starting from the battery's manufacturing date, which is indicated on the battery itself, except in cases of proven misuse, as demonstrated by an expert report.
1.8– The Parties agree that the timeframes outlined in clause 1.7 above will be valid and applicable for all EQUIPMENT sold by the SUPPLIER starting on January 1, 2024.

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1.9– It is agreed between the Parties that the EQUIPMENT purchased by the CLIENTS cannot use batteries with a manufacturing date older than [*****] months. To ensure this, the Parties agree to the necessity for the CLIENTS to formalize a purchase plan (forecast) 6 (six) months in advance, with monthly updates.
2    – SERVICES
2.1    – The maintenance and repair services (“Services”) will be provided to the CLIENTS for the unit price specified in the table below:

Equipment Model	Value (R$)
D150	[*****]
D175	[*****]
D175-BT	[*****]
D180	[*****]
D177	[*****]
D200 WIFI	[*****]
D175-2G	[*****]
D188	[*****]
Q60	[*****]
P2	[*****]
P2 – with LCD	[*****]
D190	[*****]
D195	[*****]
S920	[*****]
Q92	[*****]
A50	[*****]
A930	[*****]
A930 W/ CAMERA	[*****]
D155	[*****]
T4	[*****]
M30 – Cosmetic and Misuse	[*****]
M30 – Maintenance	[*****]
SK800 – Labor	[*****]
2.1.1    – The amounts indicated above may be adjusted after a minimum period of one year, based on the IPCA index, using January 1st of each year as the reference date and subject to agreement between the Parties.
2.2    – It is further agreed that invoicing related to Equipment Maintenance services may be carried out by any of the SUPPLIERS.

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2.3    – The prices presented refer to repair + cosmetic treatment, following the "like new" concept, as per rules established by the CLIENTS, meaning the delivery of EQUIPMENT with no signs of use, including the absence of scratches, dirt, and print defects, excluding customized stationery items.
2.4    – Semi-destroyed equipment must be repaired only with prior approval from the CLIENTS based on a specific quotation or returned without repair along with the respective technical report confirming misuse, in which case no costs shall be charged to the CLIENTS.
2.5    – The SUPPLIERS reserve the right not to perform repair services on EQUIPMENT that show signs of opening or third-party technical intervention that compromise the general condition of the EQUIPMENT after laboratory repair.
2.6    – The following will be considered “Misuse/Semi-destruction” and therefore not covered by warranty, with compulsory confirmation through a report when not previously identified by the logistics operator, and shall include:
•Vandalism;
•Terminal damaged by fall (broken casing);
•Wet equipment;
•Electrical discharges with charring;
•Natural events (limited to salt spray and heat waves);
•Insect infestation signs; or
•Tampered/open equipment or third-party intervention.
2.7    – Replacement items (cables, chargers, mini docks, covers, and external batteries) will be invoiced separately.
3    – EQUIPMENT
3.1    – The EQUIPMENT covered by the Services includes all models sold by the SUPPLIERS and acquired by the CLIENTS.
3.2    – New models acquired by the CLIENTS and/or Services not listed in the pricing table in clause 2.1 above will have their post-Warranty or misuse Repair Costs and Cosmetic Costs agreed upon in advance between the Parties, with a subsequent signature of an amendment between the Parties.
4    – PAYMENT
4.1    – Payment for MAINTENANCE Services will be made individually by each CLIENT receiving the service, within [*****] days after receipt of the Invoice, according to the procedure defined in the CONTRACT, Clause 10 – Pricing and Payment Conditions.
4.2    – The Parties agree that charges shall be calculated based on the total billable services properly rendered in the previous month.

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4.3    – To avoid any doubts, during the warranty period the CLIENTS shall exercise and require from the SUPPLIERS, in accordance with the conditions established in item 1.1, that the repair service to be paid by the CLIENTS shall be limited to terminals that are proven to have no issues related to the SUPPLIERS, which present: (i) signs of tampering or technical intervention by third parties; (ii) signs of "semi-destruction" such as vandalism, terminal damaged by fall (broken casing), WET EQUIPMENT, electric discharges with carbonization; natural events (limited to salt spray and heatwaves); and/or (iii) issues proven to be related to the EQUIPMENT’s application/software. Charges shall be made only for the like new services and not for the functional defects during the warranty period. Replacement items such as cable, charger, mini base, covers and external battery are also excluded and will be charged separately.
5    – TERM
5.1    – The term of validity of this Annex shall be the same as the CONTRACT, as provided in Clause 11 – Term and Termination.
6    – SLA
6.1    – It shall be fulfilled, by the SUPPLIERS to the CLIENTS, the period of up to [*****] days for repair of the EQUIPMENT, counted from the date of receipt by the SUPPLIERS.
6.1.1.    Failure to comply with this deadline will result in the following penalties:
(i)From the [*****] day of delay, a [*****] reduction in the value charged for the repair service, considered the billing of the month in which the delay occurred. This discount must be applied to the invoice for the month of delay or, if this is no longer possible because the invoice has already been closed, to the next invoice or, if not applicable, through payment in cash to the CLIENTS following the procedure and data to be informed at the time;
(ii)From the [*****] day of delay, a [*****] reduction in the value charged for the repair service, considered the billing of the month in which the delay occurred. This discount must be applied to the invoice for the month of delay or, if this is no longer possible because the invoice has already been closed, to the next invoice or, if not applicable, through payment in cash to the CLIENTS following the procedure and data to be informed at the time;
(iii)From the [*****] day of delay, the CLIENTS must be sent a new device in the “like new” modality.
6.1.2    – Failure to meet the deadline for EQUIPMENT not covered and/or outside the warranty period:
(iv)From the [*****] day of delay, a [*****] reduction in the value charged for the repair service, considered the billing of the month in which the delay occurred. This discount must be applied to the invoice for the month of delay or, if this is no longer possible because the invoice has already been closed, to the next invoice or, if not applicable, through payment in cash to the CLIENTS following the procedure and data to be informed at the time;

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(v)From the [*****] day of delay, a [*****] reduction in the value charged for the repair service, considered the billing of the month in which the delay occurred. This discount must be applied to the invoice for the month of delay or, if this is no longer possible because the invoice has already been closed, to the next invoice or, if not applicable, through payment in cash to the CLIENTS following the procedure and data to be informed at the time;
(vi)From the [*****] day of delay, the CLIENTS must be sent a new device in the “like new” modality.
6.1.3    – The penalties set forth herein shall not apply to equipment identified with a “shortage” of components, provided that this has been duly and previously notified to the CLIENTS at least [*****] days in advance.
6.1.3.1    For the equipment covered in clause 6.1.3, the PARTIES shall negotiate the replacement of the products.
6.2    – In order for the SUPPLIERS to prepare and meet the repair volumes requested by the CLIENTS, the CLIENTS shall send, on a monthly basis and by the last day of each month, a forecast covering the current month and the following three (3) months of the monthly quantities of EQUIPMENT to be repaired, identified by model. The production forecast for month 1 (one) must fully reflect the volume indicated in the CLIENTS’ forecast. The forecasts for subsequent months may vary by up to [*****].
6.3    – If the CLIENTS fail to comply with the submitted forecast, any delays on the part of the SUPPLIERS shall give rise to the application of the conditions set forth in clause 6.2 above and its respective subclauses.